UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

FOREFRONT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-29707	65-0910697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Bill Jones Industrial Drive

Springfield, Tennessee 37172

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (615) 384-1286

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 26, 2007, the Board of Directors of ForeFront Holdings, Inc., a Florida corporation (the “Company”), approved a form of Indemnification Agreement (the “Indemnification Agreement”) and authorized the Company to enter into Indemnification Agreements with each of its and its subsidiary’s, ForeFront Group, Inc., directors and executive officers, including the following: Richard M. Gozia, Chairman of the Board, Interim Chief Executive Officer and Interim Chief Financial Officer; Osmo A. Hautanen, Director; Christopher J. Holiday, Director; J. Stan Harris, Chief Executive Officer, ForeFront Group, Inc.; and Richard A. Oleksyk, President and Chief Operating Officer, ForeFront Group, Inc. Pursuant to the Indemnification Agreement, the Company shall indemnify the indemnitee from liability to the fullest extent permitted by law.

The above summary of the form of Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference herein.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2007, the Board of Directors of the Company, adopted an amendment to the Bylaws of the Company (the “Amendment”) to require the indemnification of and advancement of expenses to the Company’s directors, officers, employees, and agents to the fullest extent required by Section 607.0850 of the Florida Business Corporation Act. The Amendment provides that the Company may also obtain directors’ and officers’ liability insurance. The Amendment also provides that the indemnification provisions set forth in the Bylaws are not exclusive of other rights to indemnification that the directors, officers, employees and agents of the Company may have.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is hereby incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amendment to the Bylaws of the Company

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREFRONT HOLDINGS, INC.

Date: December 26, 2007	By:	/s/ Richard M Gozia
Richard M. Gozia
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to the Bylaws of the Company

10.1	Form of Indemnification Agreement